Exhibit 10.1

Waiver Agreement

Pursuant to Section 5.5 of the Securities Purchase Agreement (the “Agreement”) dated January 22, 2021 between Todos Medical Ltd. and Yozma Global Genomic Fund 1 (“Yozma”), Yozma hereby waives Section 4.22 of the Agreement in perpetuity and agrees that it will not be entitled to designate anyone as its Board designee. Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

Yozma Global Genomic Fund 1

By:	/s/ Wonjae Lee
Name:	Wonjae Lee
Title:	Representative fund manager

Accepted and Acknowledged by:

Todos Medical Ltd.

By:	/s/ Gerald Commissiong	3/21/2021
Name:	Gerald Commissiong
Title:	CEO

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